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                                                                                                   EXHIBIT 21

                                     Subsidiaries of Oncologix Tech, Inc.

                                          Subsidiaries of Registrant



                                            State of Incorporation or         Percent of Ownership of BestNet
                                            -------------------------         -------------------------------
       Subsidiary                                 Jurisdiction                       Communications Corp.
       ----------                                 ------------                       --------------------

Oncologix Corporation                                Nevada                                 100%

International Environment Corporation               Delaware                                100%

Interpretel (Canada) Inc.                      Province of Ontario                          100%

Interpretel, Inc.                                    Arizona                                100%

Telplex International                                Arizona                                100%

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